Exhibit 23.1

NewYork Office: 805 Third Avenue New York, NY 10022 212.838-5100 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 2022 Equity Inceptive Plan of MDB Capital Holdings, LLC, of our report dated March 31, 2025 relating to the consolidated financial statements of MDB Capital Holdings, LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ RBSM LLP

New York, NY
March 31, 2025